UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2015

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in its Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Lee Road Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2015, in connection with the consummation of the Merger (as defined below), Auxilium Pharmaceuticals, Inc., a Delaware corporation (“Auxilium”), Endo International plc, a public limited company incorporated under the laws of Ireland (“Endo”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), entered into a Second Supplemental Indenture, dated as of January 29, 2015 (the “Second Supplemental Indenture”) to the Indenture, dated as of January 30, 2013, between Auxilium and the Trustee (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of January 30, 2013, between Auxilium and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), relating to Auxilium’s 1.50% Convertible Senior Notes due 2018 (the “Notes”).

Pursuant to the Second Supplemental Indenture, the Notes are no longer convertible into shares of Auxilium common stock and instead are convertible into cash and ordinary shares of Endo (“Endo Shares”) based on the weighted average of the cash and Endo Shares received by Auxilium stockholders that affirmatively made an election in connection with the Merger. As a result of such elections, for each share of Auxilium common stock a holder of Notes was previously entitled to receive upon conversion of Notes, such holder shall instead be entitled to receive $9.88 in cash and 0.3430 Endo Shares.

In addition, pursuant to the Second Supplemental Indenture, Endo became a co-obligor of Auxilium’s obligations under the Notes and expressly agreed to assume, jointly and severally with Auxilium, liability for (a) the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on all of the Notes issued under the Indenture, (b) the due and punctual delivery of Endo Shares and/or cash upon conversion of the Notes upon the exercise by a holder of Notes of the conversion rights under the First Supplemental Indenture and (c) the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by Auxilium.

The foregoing description of the Second Supplemental Indenture is not complete and is qualified in its entirety by reference to the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

On January 29, 2015, in connection with the Merger, all fees and other amounts outstanding under the Credit Agreement, dated April 26, 2013 (as amended, restated, modified and/or supplemented through the date hereof, the “Credit Agreement”), by and among Auxilium, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Collateral Agent and as Syndication Agent and Morgan Stanley Senior Funding, Inc., as Sole Lead Arranger and Sole Bookrunner, were paid, and the Credit Agreement was terminated.

Auxilium did not incur any penalties in connection with the termination of the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 29, 2015, pursuant to the Amended and Restated Agreement and Plan of Merger, dated as of November 17, 2014 (the “Merger Agreement”), among Auxilium, Endo, Endo U.S. Inc., a Delaware corporation and indirect subsidiary of Endo (“HoldCo”), and Avalon Merger

Sub Inc., a Delaware corporation and direct subsidiary of HoldCo (“Merger Sub”), Merger Sub merged with and into Auxilium, with Auxilium continuing as the surviving entity and as an indirect wholly owned subsidiary of Endo (the “Merger”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, at the effective time of the Merger (the “Effective Time”), each share of Auxilium common stock issued and outstanding immediately prior to the Effective Time (other than (i) shares owned by Endo, Merger Sub or any other direct or indirect wholly owned subsidiary of Endo, and shares owned by Auxilium or any direct or indirect wholly owned subsidiary of Auxilium, and in each case not held on behalf of third parties, (ii) shares that were owned by stockholders who had perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the General Corporation Laws of the State of Delaware and (iii) shares of restricted stock of Auxilium) was converted into the right to receive, at each Auxilium stockholder’s election, either (1) a combination of $16.625 in cash and 0.2440 Endo Shares (the “Standard Election Consideration”), (2) $33.25 in cash (the “Cash Election Consideration”) or (3) 0.4880 Endo Shares (the “Stock Election Consideration,” and together with the Standard Election Consideration and the Cash Election Consideration the “Merger Consideration”). Auxilium stockholders who did not make an election are entitled to receive the Standard Election Consideration.

Of the 54,966,186 Auxilium shares outstanding that were eligible to make an election, 52,154,714, or 94.9%, elected to receive the Stock Election Consideration, 249,408, or 0.4%, elected to receive the Cash Election Consideration, 110,448, or 0.2%, elected to receive the Standard Election Consideration, and the remaining 2,451,616, or 4.5%, did not make any election and thus received the Standard Election Consideration. The result of the elections led to an oversubscription of the Stock Election Consideration. In accordance with the proration method described in the Merger Agreement and proxy statement/prospectus provided to Auxilium stockholders, each Auxilium share for which an election was made to receive the Stock Election Consideration will instead be entitled to receive approximately $9.75 in cash and 0.3448 Endo Shares.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, Auxilium notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and requested that trading in Auxilium common stock be suspended prior to the commencement of trading on January 30, 2015, and that the Auxilium common stock be withdrawn from listing on NASDAQ as of the opening of business on January 30, 2015. Auxilium has also requested that NASDAQ file with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Auxilium common stock. The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

As a result of the Merger, each Auxilium Share issued and outstanding immediately prior to the Effective Time was converted into the right to receive the applicable Merger Consideration. Following the completion of the Merger, Auxilium common stock, which traded under the symbol “AUXL”, ceased to be listed on NASDAQ. The information set forth in Item 2.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference herein. A summary comparison of the rights of holders of Endo Shares as compared to the rights of holders of Auxilium common stock is contained under the caption “Comparison of the Rights of Endo Shareholders and Auxilium Stockholders” in Auxilium’s proxy statement filed with the SEC on Schedule 14A on December 24, 2014, which disclosure is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

Pursuant to the terms of the Merger Agreement, at the Effective Time, Auxilium became an indirect wholly owned subsidiary of Endo and, accordingly, a change in control of Auxilium occurred. As a result of the change of control, Auxilium intends to terminate its reporting obligations under the Exchange Act by filing a Form 15 with the SEC. The information set forth in Item 2.01, Item 3.01, Item 3.03 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, at the Effective Time, each of the seven directors of Auxilium (Rolf A. Classon, Adrian Adams, Peter Brandt, Oliver S. Fetzer, Ph.D., Paul A. Friedman, M.D., Nancy S. Lurker and William T. McKee) resigned as directors of Auxilium, and the directors of Merger Sub, consisting of Rajiv De Silva and Suketu P. Upadhyay, became directors of Auxilium. Each director resigned in accordance with the Merger Agreement, and no director resigned because of any disagreement with Auxilium on any matter relating to Auxilium’s operations, policies or practices.

At the Effective Time of the Merger, on January 29, 2015, the following officers of Auxilium were removed from their respective offices: Adrian Adams, Andrew Saik, Andrew I. Koven, James P. Tursi, M.D., Mark A. Glickman, Alan J. Wills, Jennifer L. Armstrong, Elizabeth V. Jobes and Keri P. Mattox. Immediately thereafter, Rajiv De Silva, Caroline B. Manogue, Suketu P. Upadhyay, Laurence S. Smith, Karen A. Wallace, Guy T. Donatiello, Daniel A. Rudio, John Talton, and Deanna Voss were appointed as officers of Auxilium.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the certificate of incorporation of Auxilium was amended and restated in its entirety in accordance with the terms of the Merger Agreement, and the bylaws of Auxilium were amended and restated in their entirety in accordance with the terms of the Merger Agreement. Copies of the amended and restated certificate of incorporation and the amended and restated bylaws of Auxilium are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 17, 2014, among Auxilium Pharmaceuticals, Inc., Endo International plc, Endo U.S. Inc. and Avalon Merger Sub Inc. (incorporated by reference to Annex A of Auxilium Pharmaceuticals, Inc.’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 24, 2014).

3.1	Amended and Restated Certificate of Incorporation of Auxilium Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Auxilium Pharmaceuticals, Inc.

4.1	Second Supplemental Indenture, dated as of January 29, 2015, among Auxilium Pharmaceuticals, Inc., Endo International plc and Wells Fargo Bank, National Association, as trustee.

99.1	Disclosure contained under the caption “Comparison of the Rights of Endo Shareholders and Auxilium Stockholders” in Auxilium Pharmaceuticals, Inc.’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 24, 2014 (incorporated by reference to such caption in Auxilium Pharmaceuticals, Inc.’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 24, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: January 29, 2015	By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Amended and Restated Agreement and Plan of Merger, dated as of November 17, 2014, among Auxilium Pharmaceuticals, Inc., Endo International plc, Endo U.S. Inc. and Avalon Merger Sub Inc. (incorporated by reference to Annex A of Auxilium Pharmaceuticals, Inc.’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 24, 2014).

3.1	Amended and Restated Certificate of Incorporation of Auxilium Pharmaceuticals, Inc.

3.2	Amended and Restated Bylaws of Auxilium Pharmaceuticals, Inc.

4.1	Second Supplemental Indenture, dated as of January 29, 2015, among Auxilium Pharmaceuticals, Inc., Endo International plc and Wells Fargo Bank, National Association, as trustee.

99.1	Disclosure contained under the caption “Comparison of the Rights of Endo Shareholders and Auxilium Stockholders” in Auxilium Pharmaceuticals, Inc.’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 24, 2014 (incorporated by reference to such caption in Auxilium Pharmaceuticals, Inc.’s proxy statement filed with the Securities and Exchange Commission on Schedule 14A on December 24, 2014).